UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 7, 2012, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that in response to recent events and an assessment of its assets, the Company is restructuring and is implementing a focused strategy to advance its hereditary angioedema (HAE) and antiviral programs. The restructuring, which was initiated on December 6, 2012, is intended to significantly reduce the Company’s cost structure and scale the organization appropriately for its current portfolio. The Company plans to direct its cash and other resources primarily to enable the achievement of important near-term milestones for the BCX4161 HAE, BCX4430 broad spectrum antiviral and BCX5191 hepatitis C (HCV) programs. The Company estimates that the restructuring will be substantially complete by December 31, 2012.

The Company’s corporate restructuring includes a workforce reduction of 50 percent of the Company’s headcount, or 38 positions. The Company expects to record a restructuring charge of $2 to $4 million in the fourth quarter of 2012.

Item 5.02 Departure of Certain Officers.

In connection with the Company’s restructuring, David McCullough, Vice President of Strategic Planning, Commercialization and Corporate Development was informed on December 6, 2012 of his termination, which will be effective as of December 12, 2012.

Item 7.01. Regulation FD Disclosure.

On December 7, 2012, the Company issued a news release announcing the restructuring. The information furnished on Exhibits 99.1 is incorporated by reference under this Item 7.01 as if fully set forth herein.

Also on December 7, 2012, BioCryst management intends to hold a conference call to provide information regarding the restructuring to analysts and investors. Slides that will be made available in connection with the conference call are attached hereto as Exhibit 99.2 and are incorporated into this Item 7.01 by reference.

The information in this report is furnished and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 7, 2012 entitled “BioCryst Pharmaceuticals Announces Focused Corporate Strategy and Restructuring”
99.2	Slide presentation of materials to be made available in connection with conference call held on December 7, 2012

BioCryst Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Other important factors include: that there can be no assurance that BioCryst’s compounds will prove safe and effective in clinical trials; that development and commercialization of BioCryst’s compounds may not be successful; that BARDA/HHS may further condition, reduce or eliminate future funding of the peramivir program; that BioCryst or licensees may not be able to enroll the required number of subjects in clinical trials of their respective product candidates and that such clinical trials may not be successfully completed; that BioCryst or licensees may not commence as expected additional human clinical trials with product candidates; that the FDA may require additional studies beyond the studies planned for product candidates or may not provide regulatory clearances which may result in delay of planned clinical trials, clinical hold with respect to such product candidate or the lack of market approval for such product candidate; that ongoing and future preclinical and clinical development may not have positive results; that BioCryst or licensees may not be able to continue future development of current and future development programs; that such development programs may never result in future product, license or royalty payments being received; that BioCryst may not be able to retain its current pharmaceutical and biotechnology partners for further development of its product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates; that the corporate restructuring may not result in reductions in operating cash use and infrastructure expenses, or in the restructuring expenses as projected; that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2012	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 7, 2012 entitled “BioCryst Pharmaceuticals Announces Focused Corporate Strategy and Restructuring”
99.2	Slide presentation of materials to be made available in connection with conference call held on December 7, 2012